SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – July 28, 2003

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (513) 425-5000

Item 5.	Other Events.

On July 28, 2003, AK Steel adopted Amendment No. 2 to its Shareholder Rights Agreement (Agreement) to eliminate the so-called “dead hand” provision that required a majority of the Board’s continuing Directors to join in a decision to redeem the rights issued under the Plan. The amendment also reduces to 15% from 20% the threshold of ownership by an acquiring person of the Company’s voting stock that would cause the rights, with certain exceptions, to become exercisable. The amendment to the Agreement, dated as of January 23, 1996, as amended, by and between AK Steel Holding Corporation and The Fifth Third Bank, as successor rights agent, is attached hereto as an exhibit and incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

4.1	Amendment No. 2, dated as of July 28, 2003, to the Rights Agreement, dated as of January 23, 1996, as amended, by and between AK Steel Holding Corporation and The Fifth Third Bank, as successor rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ BRENDA S. HARMON
Brenda S. Harmon Secretary

Dated: July 29, 2003

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 2, dated as of July 28, 2003, to the Rights Agreement, dated as of January 23, 1996, as amended, by and between AK Steel Holding Corporation and The Fifth Third Bank, as successor rights agent.